CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2000, in the Registration Statement (Form SB-2) and related Prospectus of Entreport Corporation for the registration of 6,091,114 shares of its common stock.

                                                            /s/Ernst & Young LLP

San Diego, California
May 9, 2000